Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2023 relating to the financial statements of Allurion Technologies, Inc., appearing in Registration Statement No. 333-271862 on Form S-4 of Allurion Technologies, Inc. for the year ended December 31, 2022.

/S/DELOITTE & TOUCHE LLP

Boston, Massachusetts

October 20, 2023